Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended February 28, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(44,888)
Unrealized Gain (Loss) on Market Value of Futures	(1,302,753)
Dividend Income	1,848
Interest Income	3,553
ETF Transaction Fees	1,050
Total Income (Loss)	$(1,341,190)

Expenses
General Partner Management Fees	$8,273
Brokerage Commissions	614
Non-interested Directors' Fees and Expenses	82
Prepaid Insurance Expense	51
NYMEX License Fee	165
Total Expenses	$9,185
Net Income (Loss)	$(1,350,375)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 2/1/17	$14,980,065
Additions (50,000 Shares)	543,667
Withdrawals (350,000 Shares)	(3,368,036)
Net Income (Loss)	(1,350,375)

Net Asset Value End of Month	$10,805,321
Net Asset Value Per Share (1,100,000 Shares)	$9.82

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612